UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2017

WAYFAIR INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place, 7th Floor
Boston, MA 02116
(Address of principal executive offices) (Zip Code)

(617) 532-6100
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On May 17, 2017, Wayfair Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting:

1.	The stockholders voted to elect each of the nine (9) nominees for director.

2.	The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2017.

3.	The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers.
Holders of the Company's Class A common stock are entitled to one vote per share and holders of the Company's Class B common stock are entitled to ten votes per share. Holders of Class A common stock and Class B common stock voted together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting.

The Company's inspector of elections certified the following vote tabulations:
Proposal 1: Election of Directors

Nominee	For	Abstain	Broker Non-Votes
Neeraj Agrawal	391,481,264	19,733	6,887,257
Julie Bradley	391,483,779	17,218	6,887,257
Steven Conine	391,492,008	8,989	6,887,257
Robert Gamgort	391,481,551	19,446	6,887,257
Michael Kumin	391,447,414	53,583	6,887,257
Ian Lane	391,482,242	18,755	6,887,257
James Miller	391,489,667	11,330	6,887,257
Romero Rodrigues	391,481,018	19,979	6,887,257
Niraj Shah	391,490,778	10,219	6,887,257
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
398,291,335	27,336	69,583	—
Proposal 3: Non-Binding Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Votes
391,445,840	46,145	9,012	6,887,257

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: May 19, 2017	By:	/s/ ENRIQUE COLBERT
Enrique Colbert
General Counsel and Secretary

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